Exhibit 11




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.



                                      /s/ Arthur Andersen LLP

                                      ARTHUR ANDERSEN LLP



   Milwaukee, Wisconsin
   March 23, 1998